UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2015

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other	Commission File Number	(I.R.S. Employer
Jurisdiction of		Identification
Incorporation or		Number)
Organization)

1300 Morris Drive
Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                                                  Results of Operations and Financial Condition.

On October 29, 2015, AmerisourceBergen Corporation (the “Company”) issued a news release announcing its earnings for the fiscal quarter and year ended September 30, 2015, and announcing its corresponding earnings conference call.

In its news release, the Company included certain non-U.S. Generally Accepted Accounting Principles (“non-GAAP”) financial measures. The recurring adjustments made to arrive at these non-GAAP financial measures included warrant expense, gains on antitrust litigation settlements, LIFO expense, acquisition-related intangibles amortization, and employee severance, litigation and other expenses. The Company also adjusted for a non-recurring impairment charge related to an equity investment to arrive at these non-GAAP financial measures.  The adjustments made to diluted earnings per share relate to the accounting dilution resulting from the impact of the unexercised equity warrants, the impact from the shares repurchased under the Company’s special share repurchase programs and the related interest expense incurred in connection with the $600 million of 1.150% senior notes due in May 2017 issued by the Company solely in connection with the special share repurchase program.

Management considers GAAP financial measures as well as the presented non-GAAP financial measures in its evaluation of the Company’s operating performance.  Therefore, the Company believes that its presentation of non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors.  Reconciliations of these non-GAAP financial measures to the most directly comparable measures as reported in accordance with GAAP are attached to the news release attached as Exhibit 99.1 to this report, and should be viewed in addition to, and not in lieu of, financial measures calculated in accordance with GAAP.

A copy of the news release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 7.01.                                                  Regulation FD Disclosure.

In the news release issued on October 29, 2015, the Company also issued its expectations for fiscal year 2016 adjusted diluted earnings per share in the range of $5.73 to $5.90. Key assumptions supporting the 2016 adjusted diluted earnings per share range include: completion of the acquisition of PharMEDium Healthcare Holdings, Inc. in the first fiscal quarter; revenue growth in the range of 8 percent to 10 percent; adjusted operating income growth in the 16 percent to 18 percent range; an adjusted operating margin increase of 8 to 12 basis points; an effective tax rate of approximately 35.5%; and free cash flow in the range of $2.3 to $2.7 billion, with capital expenditures in the $400 million range.

Item 9.01.                                                  Financial Statements and Exhibits.

(d)  Exhibit

99.1  News Release, dated October 29, 2015, of AmerisourceBergen Corporation, regarding the Company’s earnings for the fiscal quarter and year ended September 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: October 29, 2015	By:	/s/ Tim G. Guttman
	Name:	Tim G. Guttman
	Title:	Executive Vice President and Chief Financial Officer